Exhibit 3.5

AMENDED AND RESTATED

BYLAWS

OF

MGO GLOBAL INC.

(Adopted as of December 28, 2022)

ARTICLE I

OFFICES

Section 1.       The registered office of the Corporation shall be located at c/o United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, DE 19904.

Section 2.       The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

ANNUAL MEETINGS OF STOCKHOLDERS

Section 1.       All meetings of stockholders for the election of directors shall be held within or outside the State of Delaware, at such place as may be fixed from time to time by the board of directors, as stated in the notice of meeting.

Section 2.       Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.       Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by courier, by mail, or by electronic mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

Section 4.       The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

SPECIAL MEETINGS OF STOCKHOLDERS

Section 1.       Special meetings of stockholders may be held at such time and place within or outside the State of Delaware as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.       Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chief executive officer, the chairman of the board of directors, the majority of the board of directors, or the holders of not less than 10% of all the shares entitled to vote at the meeting.

Section 3.       Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by courier, by mail, or by electronic mail, by or at the direction of, the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

Section 4.       The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.     The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.       If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or by the Certificate of Incorporation.

Section 3.       Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

ARTICLE V

DIRECTORS

Section 1.       The number of directors which shall constitute the entire board shall be determined from time to time by the majority of the board of directors but in any case shall not be less than one (1). Directors shall be at least eighteen (18) years of age and need not be residents of the State of Delaware nor stockholders of the Corporation. The directors shall be determined by resolution of the board of directors or the stockholders at the annual meeting and shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and shall have qualified.

Section 2.       Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

Section 3.       Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board of directors, including vacancies caused by removal without cause, may be filled by the affirmative vote of a majority of the directors then in office. A director elected to fill a vacancy shall hold office until the next meeting of stockholders at which election of directors is the regular order of business, and until his successor shall have been elected and qualified. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and shall have qualified.

Section 4.       The business affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, the board of directors, by resolution, may authorize any officer(s) to enter into any contract or execute any instruments in the name and on behalf of the Corporation. This authorization may be general or confined to specific matters. No officer, agent, or employee shall have any authority to bind the Corporation in any way unless that person was acting with authority duly granted by the board of directors as provided in these Bylaws.

Section 5.       The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside the State of Delaware, at such place or places as they may from time to time determine.

Section 6.       The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.       Meetings of the board of directors, regular or special, may be held either within or outside the State of Delaware.

Section 2.       Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 3.       Special meetings of the board of directors may be called by the president on three (3) days’ notice to each director, either personally, by courier, by mail, or by electronic mail; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

Section 4.       Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 5.       A majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.       Unless the Certificate of Incorporation provides otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 7.       Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference, telephone conference, or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1.       The board of directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of one (1) or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and shall report the same to the board of directors when required.

ARTICLE VIII

NOTICES

Section 1.       Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deposited in the United States mail. Notice to directors or shareholders may also be given by courier, electronic mail, confirmed facsimile or other electronic means.

Section 2.       Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1.       The officers of the Corporation shall be appointed by the board of directors and shall be a president and a secretary. The board of directors may also appoint a treasurer, chief financial officer, vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2.       The board of directors at its first meeting after each annual meeting of stockholders shall appoint a president and a secretary, none of whom need be a member of the board.

Any two or more offices may be held by the same person. When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

Section 3.       The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.       The salaries of all officers and agents of the Corporation, if any, shall be fixed by the board of directors.

Section 5.       The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

THE CHIEF EXECUTIVE OFFICER

Section 6.       Subject to the control of the board of directors, the chief executive officer shall have general supervision, direction, and control of the business and affairs of the Corporation, and shall supervise, coordinate and manage its operating expenses, capital allocation, and raising of capital. The chief executive officer shall, together with the President of the Corporation, see that all orders and resolutions of the board of directors are carried into effect, and shall also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the board of directors.

THE PRESIDENT

Section 7.       The President shall have such powers and perform such duties, including those of chief operating officer, as may be assigned by the board of directors or by the chief executive officer. The President shall preside at all meetings of the stockholders and the board of directors, shall handle general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8.       The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

THE CHIEF FINANCIAL OFFICER

Section 9.       The Chief Financial Officer shall be responsible for the Corporation’s financial reporting to both the Corporation’s management and its stockholders.

THE VICE-PRESIDENTS

Section 10.       The Vice-president or, if there shall be more than one, the Vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 11.       The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have the custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 12.       The Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 13.       The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 14.       The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 15.       If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 16.       The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR STOCK

Section 1.       The shares of the Corporation may be certificated or uncertificated, as provided by the General Corporation Law of the State of Delaware, and if certificated, shall be represented by certificates signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, the number of shares held by such persons, firms or corporations and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation.

When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

Section 2.       The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

LOST CERTIFICATES

Section 3.       The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

Section 4.       Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be canceled and the transaction shall be recorded upon the books of the Corporation.

FIXING RECORD DATE

Section 5.       For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting nor more than sixty (60) days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.       The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

LIST OF STOCKHOLDERS

Section 7.       A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote as such meeting.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1.       Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the Corporation's capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

Section 2.       Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.       All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.       The fiscal year of the Corporation shall end on December 31 or such date as shall be fixed by resolution of the board of directors.

SEAL

Section 5.       The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1.       These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a precise statement of the changes made. Bylaws adopted by the board of directors may be amended or repealed by the stockholders.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.        (a)       Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and, with respect to criminal action or proceeding shall there be no reasonable cause to believe his conduct was unlawful and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware permits, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)       If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)       The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)       The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware or under the provisions of this Section.

(e)       Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, to be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

(f)       The indemnification provided by this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The undersigned, secretary of MGO Global Inc. (the “Corporation”), hereby certifies that the foregoing Amended and Restated Bylaws were adopted by the Directors of the Corporation as of December 28, 2022.

/s/ Virginia Hilfiger
Virginia Hilfiger, Secretary